UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 31, 2007

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-13801	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18191 Von Karman, Suite 450

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2007, the Compensation Committee, comprised of all of the independent directors, and the independent directors of the Board of Directors (“Board”) acting in executive session, of Quality Systems, Inc. (the “Company”), approved a compensation program for the Company’s key personnel, including its named executive officers, for the fiscal year ending March 31, 2008. The compensation program includes new cash salary levels and both non-equity and equity incentive compensation components and is described in Exhibit 10.1 hereto, which exhibit is incorporated herein by reference.

In addition, on May 31, 2007, the Board approved standard forms of nonqualified and incentive stock option agreements for use under the Company’s 2005 Stock Incentive Plan. Copies of such forms are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2007, the Board amended the Corporate Governance Provisions set forth in Exhibit A to the Company’s Amended and Restated Bylaws to revise the definition of “independent director” so that it conforms to the recently revised independence standard contained in Nasdaq Marketplace Rule 4200(a)(15)(B), and to provide that the Audit Committee, rather than the Transaction Committee, has responsibility for reviewing all related-party transactions involving the Company. A copy of the bylaw amendment is attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

Quarterly Dividend Policy

In January 2007, the Board adopted a policy whereby the Company stated its intention to pay a regular quarterly dividend of $0.25 per share on its outstanding common stock commencing with conclusion of the Company’s first fiscal quarter of 2008 (June 30, 2007) and continuing each fiscal quarter thereafter, subject to further Board review, approval and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend. Pursuant to this policy, on May 31, 2007, the Board declared a quarterly cash dividend of $0.25 per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of June 15, 2007 with an anticipated distribution date of July 5, 2007. The Company anticipates that future quarterly dividends, if and when declared by the Board pursuant to this policy, would likely be distributable on or about the fifth day of each of the months of October, January, April and July.

Annual Shareholders’ Meeting

The Company is preparing to hold its 2007 annual meeting of shareholders on August 8, 2007. All holders of record of the Company’s common stock outstanding as of the close of business on June 29, 2007 will be entitled to vote at the annual meeting. Because the date of this year’s annual meeting has been changed by more than 30 days from the date of last year’s annual meeting, the Company desires to inform its shareholders of the revised deadlines for shareholder proposals to be discussed and voted upon at the 2007 annual meeting.

Proposals by shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our 2007 annual meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission must be received by us by June 14, 2007, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing shareholder proposals.

For all other proposals by shareholders (including nominees for director) to be timely, a shareholders’ notice must be delivered to, or mailed and received at, our principal executive offices not later than the close of business on June 14, 2007. The shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary.

A copy of the Company’s press release announcing the dividend and annual meeting date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.	Not applicable.

(b) Pro Forma Financial Information.	Not applicable.

(c) Shell Company Transactions.	Not applicable.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended Exhibit A to Amended and Restated Bylaws, adopted May 31, 2007

10.1	Description of Compensation Program for Named Executive Officers for Fiscal Year Ending March 31, 2008

10.2	Form of Nonqualified Stock Option Agreement for 2005 Stock Incentive Plan

10.3	Form of Incentive Stock Option Agreement for 2005 Stock Incentive Plan

99.1	Press Release dated June 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2007

QUALITY SYSTEMS, INC.

By: /s/ Paul Holt

Paul Holt

Chief Financial Officer

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit

Number	Description

3.1	Amended Exhibit A to Amended and Restated Bylaws, adopted May 31, 2007

10.1	Description of Compensation Program for Named Executive Officers for Fiscal Year Ending March 31, 2008

10.2	Form of Nonqualified Stock Option Agreement for 2005 Stock Incentive Plan

10.3	Form of Incentive Stock Option Agreement for 2005 Stock Incentive Plan

99.1	Press Release dated June 4, 2007